Exhibit 99.2

Integrity Financial Corporation Announces Dividend

HICKORY, N.C., April 22 /PRNewswire-FirstCall/ — Integrity Financial Corporation (Nasdaq: IFCB) announced at its regularly scheduled Board meeting earlier this week that it had declared its regular semi-annual cash dividend of $.08 per share to shareholders of record on May 4, 2005 and payable May 18, 2005.

Integrity Financial Corporation is a bank holding company headquartered in Hickory, North Carolina. Its two subsidiary state chartered banks are Catawba Valley Bank, Hickory, North Carolina and First Gaston Bank of North Carolina, Gastonia, North Carolina.

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to Integrity’s filing with the Securities and Exchange Commission for a summary of important factors that could affect Integrity Financial Corporation’s forward-looking statements. Integrity Financial Corporation undertakes no obligation to revise these statements following the date of this press release.

CONTACT: W. Alex Hall, President and Chief Executive Officer of Integrity Financial Corporation, +1-828-322-8167